Exhibit 99.1

AEO Delivers Third Quarter Results Ahead of Expectations with Meaningful Margin Improvement from First Half

•
Aerie achieves all-time high third quarter revenue and operating profit
•
Actions to right size inventory and expenses fuel sequential profit improvement
•
Operating profit of $118 million exceeded pre-pandemic 2019 levels
•
Continuing to prioritize profit recovery and cash generation

November 22, 2022

PITTSBURGH -- (BUSINESS WIRE) – American Eagle Outfitters, Inc. (NYSE: AEO) today announced financial results for the third quarter ended October 29, 2022.

“I’m pleased to deliver a third quarter that exceeded our expectations, with profit margins meaningfully improved from the first half of the year. Bold actions to rationalize inventory and reduce expenses are paying off. Our inventory is in good shape, up 8% to last year, with progress continuing into the fourth quarter. We are staying disciplined and focused on improving profitability and cash flow, while maintaining a healthy balance sheet,” commented Jay Schottenstein, AEO’s Executive Chairman of the Board and Chief Executive Officer.

“As we navigate the current macro environment, we remain focused on our strategic initiatives — leading with innovation and judiciously investing in capabilities that will differentiate us in the long-run. Our organization is strong and I have tremendous confidence in the resilience of our brands. We are excited about upcoming merchandise collections and look forward to delivering an exceptional customer experience across brands and channels this holiday season,” Jay continued

Third Quarter 2022 Results:

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Total net revenue of $1.2 billion was down 3% to the third quarter of 2021. Our supply chain business, Quiet Platforms, contributed approximately 2 percentage points to revenue growth. Brand revenue declined 5%, better than the company’s expectation for a high single digit decline.
•
Aerie revenue of $350 million rose 11% versus third quarter 2021, reflecting a 24% 3-year revenue CAGR. Comp sales declined 3% versus third quarter 2021 and was up 59% to third quarter 2019.

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American Eagle revenue of $838 million declined 11% versus third quarter 2021 reflecting a negative 1% 3-year revenue CAGR. Comp sales declined 10% versus third quarter 2021 and was flat to third quarter 2019.

•
Consolidated store revenue declined 4%. Total digital revenue declined 5%. Compared to pre-pandemic third quarter 2019, store revenue increased 3% and digital revenue increased 35%.

•
Gross profit of $480 million compared to $565 million in the third quarter of 2021 and reflected a gross margin rate of 38.7% compared to 44.3% last year. Higher markdowns and increased product costs drove approximately 400 basis points of the rate decline and Quiet Platforms had a 70 basis point impact as that business continues to scale. Rent and warehousing also deleveraged, partially offset by lower incentive compensation.

•
Selling, general and administrative expense of $311 million decreased 1% due to lower incentive compensation. SG&A increased 50 basis points as a rate to sales versus third quarter 2021.

•
Operating income of $118 million reflected a 9.5% margin. This included an approximately $10 million loss from Quiet Platforms.

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GAAP diluted EPS of $0.42 includes an approximately $1 million addback to net income of interest expense associated with the company’s convertible notes.

•
GAAP average diluted shares outstanding were 196 million including 8 million shares of unrealized dilution associated with the company’s convertible notes.

Inventory

Total ending inventory at cost increased 8% to $798 million compared to $740 million last year, with units up 7%. This reflects a meaningful improvement from last quarter’s increase of 36%, reflecting actions to bring receipts more in line with demand. Inventory is current for the holiday season. The company continues to expect fourth quarter ending inventory to be down to last year.

Capital Expenditures

Capital expenditures totaled $71 million in the third quarter and $199 million year-to-date. Management continues to expect full-year spend to approximate $250 million.

Quiet Platforms

The logistics subsidiary is providing significant operational efficiencies and needed capacity for our brands. The third party customer base is ramping up as other brands look to upgrade their supply chain operations and drive efficiencies across their business to better compete in the current retail environment. As we evaluate our plans for Quiet, we are exploring different options to support future growth.

Shareholder Returns

The quarterly cash dividend remains paused to support financial flexibility, while navigating the near-term macro environment. Year-to-date, the company has returned $265 million in cash to shareholders through dividends and share repurchases, reflecting its highest level of returns since 2015.

Outlook

For the fourth quarter, the company is guiding brand revenue down in the mid single digits, and expects brand comps to be consistent with the third quarter. The company is also guiding fourth quarter gross margin in the range of 32% to 33%, at the higher end of previous guidance. While significant progress has been made in right-sizing inventory, management is taking a cautious view given what is likely to be a highly promotional Holiday season.

Management continues to drive expense reductions across store payroll, corporate expense, professional services and advertising. The company remains on track to deliver $100 million in reductions to the original plan and expects SG&A dollars in the fourth quarter to be approximately flat to last year.

Conference Call and Supplemental Financial Information

Management will host a conference call and real time webcast today at 11:00 a.m. Eastern Time. To listen to the call, dial 1-877-407-0789 or internationally dial 1-201-689-8562 or go to www.aeo-inc.com to access the webcast and audio replay. Additionally, a financial results presentation is posted on the company’s website.

* * * *

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle® and Aerie® brands. Our purpose is to show the world that there’s REAL power in the optimism of youth. The company operates stores in the United States, Canada, Mexico, Hong Kong and Japan, and ships to 81 countries worldwide through its websites. American Eagle and Aerie merchandise also is available at more than 260 international locations operated by licensees in 26 countries. In 2022, AEO released its first annual Building a Better World report, which outlines two decades of ESG achievements through the company’s Planet, People and Practices initiatives. For more information, please visit www.aeo-inc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent our expectations or beliefs concerning future events, including fourth quarter and annual fiscal 2022 results. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on many important factors, some of which may be beyond the company’s control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," “potential,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended January 29, 2022 and in any other filings that we may make with the Securities and Exchange Commission in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results for fiscal 2022 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the negative impacts of the COVID-19 pandemic and related operational disruptions; the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately; seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic; our inability to respond to changes in e-commerce and leverage omni-channel demands; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; challenges with information technology systems, including safeguarding against security breaches; and global economic, public health, social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

CONTACT:

Olivia Messina

412-432-3300

LineMedia@ae.com

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	October 29, 2022	January 29, 2022	October 30, 2021
Assets
Current assets:
Cash and cash equivalents	$82,133	$434,770	$740,668
Merchandise inventory	797,731	553,458	739,808
Accounts receivable, net	250,879	286,683	228,461
Prepaid expenses and other	146,362	122,013	66,593
Total current assets	1,277,105	1,396,924	1,775,530
Operating lease right-of-use assets	1,148,832	1,193,021	1,148,108
Property and equipment, at cost, net of accumulated depreciation	789,809	728,272	665,408
Goodwill, net	271,209	271,416	16,389
Intangible assets, net	96,530	102,701	52,943
Non-current deferred income taxes	34,135	44,167	57,753
Other assets	54,857	50,142	33,884
Total assets	$3,672,477	$3,786,643	$3,750,015
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$188,448	$231,782	$314,561
Current portion of operating lease liabilities	332,160	311,005	299,693
Unredeemed gift cards and gift certificates	47,531	71,365	42,070
Accrued compensation and payroll taxes	36,436	141,817	123,588
Accrued income taxes and other	13,056	16,274	33,570
Other current liabilities and accrued expenses	67,799	70,628	56,090
Total current liabilities	685,430	842,871	869,572
Non-current liabilities:
Non-current operating lease liabilities	1,089,710	1,154,481	1,123,681
Long-term debt, net	411,911	341,002	336,249
Other non-current liabilities	22,894	24,617	23,816
Total non-current liabilities	1,524,515	1,520,100	1,483,746
Commitments and contingencies	-	-	-
Stockholders' equity:
Preferred stock	-	-	-
Common stock	2,496	2,496	2,496
Contributed capital	389,726	636,355	627,264
Accumulated other comprehensive loss	(41,267)	(40,845)	(39,049)
Retained earnings	2,080,852	2,203,772	2,185,393
Treasury stock	(969,275)	(1,378,106)	(1,379,407)
Non-controlling interest	1,462,532	1,423,672	1,396,697
Total stockholders' equity	$3,672,477	$3,786,643	$3,750,015

Current ratio	1.86	1.66	2.04

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in thousands, except per share amounts)
(unaudited)

	GAAP Basis
	13 Weeks Ended
	October 29, 2022	% of Revenue	October 30, 2021	% of Revenue
Total net revenue	$1,240,583	100.0%	$1,274,078	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	760,810	61.3%	709,554	55.7%
Gross profit	479,773	38.7%	564,524	44.3%
Selling, general and administrative expenses	311,101	25.1%	313,890	24.6%
Depreciation and amortization expense	51,124	4.1%	40,947	3.2%
Operating income	117,548	9.5%	209,687	16.5%
Interest expense, net	3,878	0.3%	8,612	0.7%
Other expense (income), net	782	0.1%	(3,130)	-0.2%
Income before income taxes	112,888	9.1%	204,205	16.0%
Provision for income taxes	31,616	2.5%	51,981	4.1%
Net income	$81,272	6.6%	$152,224	11.9%

Net income per basic share	$0.44		$0.91
Net income per diluted share	$0.42		$0.74

Weighted average common shares outstanding - basic	186,305		167,637
Weighted average common shares outstanding - diluted	195,776		205,013

	GAAP Basis
	39 Weeks Ended
	October 29, 2022	% of Revenue	October 30, 2021	% of Revenue
Total net revenue	$3,493,745	100.0%	$3,502,848	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	2,255,929	64.5%	1,999,743	57.1%
Gross profit	1,237,816	35.5%	1,503,105	42.9%
Selling, general and administrative expenses	917,687	26.3%	872,320	24.9%
Depreciation and amortization expense	146,664	4.2%	119,674	3.4%
Operating income	173,465	5.0%	511,111	14.6%
Debt related charges	60,066	1.7%	-	0.0%
Interest expense, net	11,887	0.3%	26,038	0.7%
Other income, net	(5,501)	-0.2%	(6,354)	-0.2%
Income before income taxes	107,013	3.2%	491,427	14.1%
Provision for income taxes	36,466	1.2%	122,226	3.6%
Net income	$70,547	2.0%	$369,201	10.5%

Net income per basic share	$0.39		$2.20
Net income per diluted share	$0.36		$1.78

Weighted average common shares outstanding - basic	178,637		168,062
Weighted average common shares outstanding - diluted	207,499		207,032

AMERICAN EAGLE OUTFITTERS, INC.
BASIC AND DILUTED EARNINGS PER SHARE RECONCILIATION
(Dollars and shares in thousands)
(unaudited)

	13 Weeks Ended		39 Weeks Ended
Numerator:	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Net income and numerator for basic EPS	$81,272	$152,224	$70,547	$369,201
Add: Interest expense, net of tax, related to the 2025 Notes (1)	529	-	4,897	-
Numerator for diluted EPS	$81,801	$152,224	$75,444	$369,201

Denominator:
Denominator for basic EPS - weighted average shares	186,305	167,637	178,637	168,062
Add: Dilutive effect of the 2025 Notes (1)	8,418	33,687	27,280	34,616
Add: Dilutive effect of stock options and non-vested restricted stock	1,053	3,689	1,582	4,354
Denominator for diluted EPS - adjusted weighted average shares	195,776	205,013	207,499	207,032

(1) During the 39 weeks ended October 29, 2022, the Company adopted ASU 2020-06 under the modified retrospective method, which requires the Company to utilize the "if-converted" method of calculated diluted EPS.

AMERICAN EAGLE OUTFITTERS, INC.
GAAP TO NON-GAAP RECONCILIATION
(Dollars in thousands, except per share amounts)
(unaudited)

	13 Weeks Ended
	October 30, 2021
	Interest expense, net	Net income	Diluted earnings per common share
GAAP Basis	$8,612	$152,224	$0.74
% of Revenue	0.7%	11.9%

Less: Convertible debt (1)	4,569	3,330	0.02
Non-GAAP Basis	$4,043	$155,554	$0.76
% of Revenue	0.3%	12.2%

(1) Amortization of the non-cash discount on the Company's convertible notes

AMERICAN EAGLE OUTFITTERS, INC.
RESULTS BY SEGMENT
(Dollars in thousands)
(unaudited)

	American Eagle	Aerie	Corporate and Other (1)	Total
13 weeks ended October 29, 2022
Total net revenue	$837,575	$349,712	$53,296	$1,240,583
Operating income (loss)	$174,129	$56,487	$(113,068)	$117,548
% of revenue	20.8%	16.2%		9.5%
Capital expenditures	$20,477	$24,404	$26,626	$71,507

13 weeks ended October 30, 2021
Total net revenue	$940,992	$315,049	$18,037	$1,274,078
Operating income (loss)	$261,225	$52,021	$(103,559)	$209,687
% of revenue	27.8%	16.5%		16.5%
Capital expenditures	$13,298	$24,867	$20,036	$58,201

	American Eagle	Aerie	Corporate and Other (1)	Total
39 Weeks Ended October 29, 2022
Total net revenue	$2,301,051	$1,043,129	$149,565	$3,493,745
Operating income (loss)	$387,213	$111,414	$(325,162)	$173,465
% of revenue	16.8%	10.7%		5.0%
Capital expenditures	$55,000	$85,663	$58,701	$199,364

39 Weeks Ended October 30, 2021
Total net revenue	$2,513,700	$947,851	$41,297	$3,502,848
Operating income (loss)	$611,650	$191,341	$(291,880)	$511,111
% of revenue	24.3%	20.2%		14.6%
Capital expenditures	$36,093	$48,164	$60,148	$144,405

(1) Corporate and Other includes revenue and operating results of the Todd Snyder and Unsubscribed brands, and Quiet Platforms (net of intersegment eliminations), which have been identified as operating segments but are not material to disclose as separate reportable segments. Corporate operating costs represents certain costs that are not directly attributable to another reportable segment.

AMERICAN EAGLE OUTFITTERS, INC.
STORE INFORMATION
(unaudited)

	Third Quarter	YTD Third Quarter
	2022	2022
Consolidated stores at beginning of period	1,160	1,133
Consolidated stores opened during the period
AE Brand (2)	8	19
Aerie (incl. OFFL/NE) (3)	16	51
Todd Snyder	-	1
Unsubscribed	-	1
Consolidated stores closed during the period
AE Brand (2)	(5)	(23)
Aerie (incl. OFFL/NE) (3)	-	(3)
Total consolidated stores at end of period	1,179	1,179

AE Brand (2)	876
Aerie (incl. OFFL/NE) (3)	292
Todd Snyder	6
Unsubscribed	5

Total gross square footage at end of period (in '000)	7,309	7,309

International license locations at end of period (1)	261	261

(1) International license locations (retail stores and concessions) are not included in the consolidated store data or the total gross square footage calculation.

(2) AE Brand includes AE stand alone locations, AE/Aerie side-by side locations, AE/OFFL/NE side-by-side locations, and AE/Aerie/OFFL/NE side-by-side locations.

(3) Aerie (incl. OFFL/NE) includes Aerie stand alone locations, OFFL/NE stand alone locations, and Aerie/OFFL/NE side-by-side locations.